                                                                    EXHIBIT 23.1

              CONSENT OF ORTNER POECH FORAMITTI RECHTSANWAELTE GmbH

We hereby consent to the use of our name under the headings "DESCRIPTION OF GUARANTEED DEBT SECURITIES - Governing Law", "CERTAIN TAX CONSIDERATIONS - Austrian Taxation", "LEGAL OPINIONS" and on page 3 of the Prospectus included in this Registration Statement.

Date: June 14, 2004

                                             ORTNER POECH FORAMITTI
                                             RECHTSANWAELTE GmbH


                                             /s/ Dr. Peter Poech
                                             -----------------------------------
                                             Dr. Peter Poech